UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ---------------------


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act Of 1933
                              --------------------------



                                  DST SYSTEMS, INC.
                -----------------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)


                         Delaware                 43-1581814
                    ---------------------------------------------
                    (State of Incorporation)     (I.R.S. Employer
                                                  Identification No.)

                           333 West 11th Street, 5th Floor
                           Kansas City, Missouri 64105-1594
                       (Address of Principal Executive Offices)


            DST SYSTEMS, INC. 1995 STOCK OPTION AND PERFORMANCE AWARD PLAN
              ---------------------------------------------------------
                               (Full Title of the Plan)


                               ROBERT C. CANFIELD, ESQ.
                Senior Vice President, General Counsel, and Secretary
                                  DST Systems, Inc.
                           333 West 11th Street, 5th Floor
                          Kansas City, Missouri  64105-1594
                                    (816) 435-1000
              ---------------------------------------------------------
              (Name, Address, and Telephone Number of Agent for Service)

                           CALCULATION OF REGISTRATION FEE

          Title of                       Proposed       Proposed  Amount of
          securities       Amount        maximum        maximum    Regist-
          to be            to be     offering price    aggregate   ration
          registered    registered      per share   offering price   fee
          ------------  ----------   -------------- -------------- --------



          Common Stock,
          par value
          $.01 per share 9,000,000      53.97     161,906,250      45,010
                         Shares                        <F1>           <F2>


          Interests
          in the Plan    <F3>                                         <F4>


          <F1> Estimated  solely  for   the  purpose  of  calculating   the
               registration fee in accordance with Rule 457 under the Securities Act.

          <F2> Calculation  based  on  3,000,000  additional  shares  being registered in accordance with General Instruction E to Form S-8. Six million shares of the same class of the Company's Common Stock to be issued under the same plan were previously registered under the Company's registration statement on Form S-8 (SEC File No. 333-04197), dated May 21, 1995.

          <F3> To  the extent  that the  interests  in the  Plan constitute securities, pursuant to Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of interests in the Plan.

          <F4> Pursuant  to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.


               Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Registrant hereby makes the following statement:

               On May 21, 1995, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (SEC File No. 333-04197) (the "Prior Registration Statement") relating to shares of the Registrant's common stock to be issued pursuant to the DST Systems, Inc. 1995 Stock Option and Performance Award Plan (the "Option Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Option Plan. The contents of the Prior Registration Statement are incorporated herein by reference.


                    (Remainder of page intentionally left blank.)

                           SIGNATURES AND POWER OF ATTORNEY

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Kansas City, State of Missouri, on December 21, 1998.

                                   DST SYSTEMS, INC.



                                   By:  /s/ Thomas A. McDonnell
                                        President   and   Chief   Executive
          Officer


               Each person whose signature appears below hereby constitutes and appoints each of the Company's Chief Executive Officer, General Counsel, and Chief Financial Officer (currently Thomas A. McDonnell, Robert C. Canfield, and Kenneth V. Hager respectively) as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any exchange on which the Registrant's stock registered hereunder is listed for trading, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                     Title               Date
          ---------                     -----               ----

          /s/Thomas A. McDonnell   President, Chief         December 21, 1998
           ----------------------- Executive Officer
                                   (Principal Executive
                                   Officer), and Director

          /s/Kenneth V. Hager      Vice President, Chief    December 21, 1998
          -----------------------  Financial Officer, and
                                   Treasurer (Principal
                                   Financial Officer

          /s/John J. Faucett       Controller (Principal    December 21, 1998
          -----------------------  Accounting Officer

          /s/A. Edward Allinson    Director                 December 10, 1998
          -----------------------

          /s/Michael G. Fitt*      Director                 December 21, 1998
          -----------------------

          /s/Thomas A. McCullough  Director                 December 21, 1998
          -----------------------

          /s/William C. Nelson*    Director                 December 21, 1998
          -----------------------

          /s/M. Jeannine           Director                 December 21, 1998
             Strandjord*
          ------------------------

                                   Director
          ------------------------
           James C. Castle
                                   Director
          ------------------------
           George L. Argyros, Sr.

               *Member of the Committee appointed to administer the Plan, which committee has, pursuant to the instructions regarding signatures on Form S-8, duly caused this Registration Statement to be signed on behalf of the Plan.

                                  INDEX TO EXHIBITS


          Exhibit
          Number    Description of Exhibit
          --------- ----------------------

          4.1.1 DST Systems, Inc. 1995 Stock Option and Performance Award Plan (the "Plan") and First Amendment to the Plan, which are attached as Exhibit A to the Company's Proxy Statement dated March 31, 1997 (SEC File No. 001-14036), are hereby incorporated by reference.

          4.1.2 Second Amendment to the Plan effective December 21, 1998 is attached hereto as Exhibit 4.1.2.

          4.2 DST's Delaware Certificate of Incorporation, as restated, which is attached as Exhibit 3.1 to DST's Registration Statement on Form S-1 dated September 1, 1995 (SEC File No. 33-96526) (the "IPO Registration Statement"), is hereby incorporated by reference as
                    Exhibit 4.2.

          4.3       Amended and  Restated  By-Laws of  DST  Systems,  Inc.,
                    which are attached as Exhibit 3.2 to DST's IPO Registration Statement, are hereby incorporated by reference as Exhibit 4.3.

          4.4.1 The Certificate of Designations dated October 16, 1995, establishing the Series A Preferred Stock of the
                    Company, which is attached as Exhibit 4.3 to the Company's IPO Registration Statement, is hereby incorporated by reference as Exhibit 4.4.1.

          4.4.2 The Summary of the Preferred Stock Purchase Rights set forth in Form 8-A dated November 15, 1995 (SEC File No. 1-14036) (the "The Rights 8-A") is hereby incorporated by reference as Exhibit 4.4.2.

          4.4.3 The first amendment dated July 30, 1998 (the "July 8-A Amendment") to The Rights 8-A is hereby incorporated by reference as Exhibit 4.4.3.

          4.4.4 The Rights Agreement dated as of October 6, 1995 (the "Rights Agreement"), between the Company and State Street Bank and Trust Company, as rights agent, which is attached as Exhibit 4.4 to the Company's IPO Registration Statement, is hereby incorporated by reference as Exhibit 4.4.4.

          4.4.5 The first amendment dated as of July 9, 1998 to Rights Agreement, which is attached as Exhibit 99 to the July 8-A Amendment, is hereby incorporated by reference as
                    Exhibit 4.4.5.

          4.5 The description of the Company's Common Stock, set forth under the headings "Description of Capital Stock" and "Dividend Policy" in the IPO Registration Statement, is hereby incorporated by reference as
                    Exhibit 4.5.

          5.1 Opinion of Sonnenschein Nath & Rosenthal, counsel to DST, regarding legality (including consent).

          23.1      Consent of Sonnenschein  Nath & Rosenthal  (included in
                    Exhibit 5.1).

          23.2      Consent  of  PricewaterhouseCoopers   LLP,  independent
                    accountants.

          24        Power of Attorney (included on signature page).